TAXUS PHARMACEUTICALS, INC.

INITIAL SECURITIES SUBSCRIPTION AGREEMENT

DATE: MARCH 13, 2012

SECTION 1.

1.1           Subscription.

(a)           The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the shares (the “Shares”) of the common stock (the “Common Stock”) of Taxus Pharmaceuticals, Inc., a Nevada corporation (the "Company") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

1.2           Purchase of Shares.

The undersigned understands and acknowledges that the Purchase Price for the Shares shall be US $ 0.01 per share and the total number of Shares that the undersigned agrees to purchase and the total amount of Investment that the undersigned shall pay to the Company are set forth in the SUBSCRIPTION SCHEDULE contained in the signature page of this Agreement. .  The Company shall deliver the Shares to the undersigned promptly after the acceptance of this Subscription Agreement by the Company.

1.3           Acceptance or Rejection.

(a)           The undersigned understands and agrees that the Company reserves the right to reject this subscription for the Shares if, in its reasonable judgment, it deems such action in the best interest of the Company, at any time prior to the Closing, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

(b)           The undersigned understands and agrees that its subscription for the Shares is irrevocable.

(c)           In the event the sale of the Shares subscribed for by the undersigned is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the undersigned and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the undersigned the purchase price remitted to the Company by the undersigned, without interest thereon or deduction therefrom, in exchange for the Shares.

SECTION 2.

2.1           Closing.  The closing (the "Closing") of the purchase and sale of the Shares, shall occur simultaneously with the acceptance by the Company of the undersigned's subscription, as evidenced by the Company's execution of this Subscription Agreement.

SECTION 3.

3.1           Investor Representations and Warranties.  The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)           Investment Purposes.  The undersigned is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof.  Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the undersigned is subscribing or any part of the Shares.

(b)           Authority.  The undersigned has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned.

(c)           No General Solicitation.  The undersigned is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the undersigned in connection with investment securities generally.

(d)           No Obligation to Register Shares.  The undersigned understands that the Company is under no obligation to register the Shares under the Securities Act, or to assist the undersigned in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

(e)           Investment Experience.  The undersigned is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of its investment in the Shares.

(f)           Exemption from Registration.  The undersigned acknowledges his understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of the undersigned made herein, the undersigned further represents and warrants to and agrees with the Company and its affiliates as follows:

(1)           The undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  The undersigned does not have any such intention;

(2)           The undersigned has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company; and

(3)           The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares.  The undersigned also represents it has not been organized for the purpose of acquiring the Shares; and

(4)           The undersigned has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(g)           Economic Considerations.  The undersigned is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.  The undersigned has relied solely on its own advisors.

(h)           No Other Company Representations.  No representations or warranties have been made to the undersigned by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Shares the undersigned is not relying upon any representations other than those contained herein.

(i)           Restrictive Legends.  Each certificate representing the Shares shall be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”

The undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section.

(j)           Potential Loss of Investment; Risk Factors.  The undersigned understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment. The undersigned understands that the following factors, among others, could cause the loss of any or all of his investment.

(1)           The Company is a development stage company with no operating history for the undersigned to evaluate its business.  The Company was incorporated in the State of Nevada in February 2012, and as a result is only in the very early stages of development.  Because the Company has no operating history, it is difficult to evaluate its business and future prospects.  The undersigned has also considered the uncertainties and difficulties frequently encountered by companies, such as the Company, in their early stages of development.  The Company’s revenue and income potential is non-existent and its business model is still emerging.  If its business model does not prove to be profitable, the undersigned may lose all of his investment.

(2)           The Company currently does not have enough working capital to satisfy its capital needs.  The Company is dependent upon its management team to fund its ongoing operations, and cannot be certain that future financing will be available to it on acceptable terms when it needs it.  The Company can give no assurances that it will be able to sell any portion of this offering or that management will continue to fund its ongoing operations.  This, along with the possibility of other factors and circumstances the Company cannot predict, may require it to seek additional financing faster than anticipated.  If the Company is unable to obtain financing to meet its needs, the undersigned may lose of his investment.

(3)           The Company’s officers and directors will only devote a limited amount of time to the Company.  Their divided interests may hinder the Company's ability to generate revenue.  This could result in missed business opportunities and worse-than-expected operating results.  The undersigned may lose his entire investment.

(4)           Management has never operated in the industry in which it intends to operate.  This lack of experience may result in the Company’s needing to employ outside experts that have such experience.  The additional cost could result in a net operating loss and, ultimately, could result in the Company's failure. Management's inexperience may limit the Company’s ability to generate revenues.  The Company may never achieve successful operations, and the undersigned may lose his entire investment.

(k)           Investment Commitment.  The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

(l)           Receipt of Information.  The undersigned has received all documents, records, books and other information pertaining to the undersigned’s investment in the Company that has been requested by the undersigned.

(m)           Investment Letter.  The undersigned represents and warrants to the Company that all information that the undersigned has provided to the Company, including, without limitation, the information in the Investment Letter attached hereto or previously provided to the Company (the “Investment Letter”), is correct and complete as of the date hereof.

(n)           No Reliance.  Other than as set forth herein, the undersigned is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Shares.  The undersigned has consulted, to the extent deemed appropriate by the undersigned, with the undersigned’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that his or its investment in the Shares is suitable and appropriate for the undersigned.

(o)           No Governmental Review.  The undersigned is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company.

(p)           Price of Shares.  The undersigned understands that the price of the Shares offered hereby bear no relation to the assets, book value or net worth of the Company and were determined arbitrarily by the Company.  The undersigned further understands that there is a substantial risk of further dilution on his or its investment in the Company.

SECTION 4.

4.1           Company’s Representations and Warranties.  The Company represents and warrants to the undersigned as follows:

(a)            Organization of the Company.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada.

(b)           Authority.   (i)  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares; (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such  enforceability  may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)           Exemption from Registration; Valid Issuances.  The sale and issuance of the Shares, in accordance with the terms and on the bases of the representations and warranties of the undersigned set forth herein, may and shall be properly issued by the Company to the undersigned pursuant to any applicable federal or state law. When issued and paid for as herein provided, the Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Shares pursuant to, nor the Company's performance of its obligations under, this Agreement shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (ii) entitle the other holders of the Common Stock of the Company to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Shares shall not subject the undersigned to personal liability by reason of the ownership thereof.

(d)           No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

SECTION 5.

5.1             Indemnity.  The undersigned agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

5.2           Modification.  Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

5.3           Notices.  Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

5.4           Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts and by facsimile, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Signatures may be facsimiles.

5.5           Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

5.6           Entire Agreement.  This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

5.7           Assignability.  This Agreement is not transferable or assignable by the undersigned.

5.8           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of law principles.

5.9           Pronouns.  The use herein of the masculine pronouns "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

5.10           Further Assurances.  Upon request from time to time, the undersigned shall execute and deliver all documents, take all rightful oaths and do all other acts that may be necessary or desirable, in the reasonable opinion of the Company or its counsel, to effect the subscription for the Shares in accordance herewith.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on this March 13, 2012

SUBSCRIPTION SCHEDULE

Number of Shares of Common Stock Purchased: ________________________

Purchase Price:

US $ 0.01 Per Share

Amount of Investment:      US $_____________________

INVESTOR:

Signature:______________________

Name:

Identification Number:_____________________________

ACCEPTANCE OF SUBSCRIPTION

(to be filed out only by the Company)

The Company hereby accepts the above application for subscription for Shares on behalf of the Company.

Dated: March 13, 2012

TAXUS PHARMACEUTICALS, INC.

By:______________________________

Name:	Jiayue Zhang
Title:	President and CEO

INVESTMENT LETTER

Jiayue Zhang

President, Chief Executive Officer

Taxus Pharmaceuticals, Inc.

Dear Mr. Jiayue Zhang:

The undersigned acquires shares of common stock (the "Shares") of the Company's Common Stock from Taxus Pharmaceuticals, Inc. (the "Company") in a privately negotiated transaction.  In that regard, I represent to you that I understand that the Company is permitting the acquisition of the Shares by me in reliance upon an exemption from registration contained in the Securities Act of 1933, as amended (the "Act") and the rules and regulations thereunder, and that the Shares will not be registered under the Act.  I acknowledge that the Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by me unless the Company shall have been supplied with evidence satisfactory to it and Counsel that such transfer is not in violation of the Act.  Furthermore, I understand that the certificate for the Shares shall bear a restrictive legend substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”

I further understand that stop transfer instructions will be placed with respect thereto to reflect the foregoing restriction. I consent to the placing of such legend on the certificate for the Shares. Accordingly, the Shares cannot be sold, transferred, hypothecated, pledged, assigned or otherwise disposed of by me unless the Shares are subsequently registered under the Act or, in the opinion of Counsel, satisfactory to the Company, such transfer may be permitted without registration under the Act. As a result, I may be required to bear the economic risk of the investment in the Shares for an indefinite period and can afford to do so.

I represent to the Company that: (i) I have acquired the Shares for investment, for my own account, and not with a view to the distribution of the Shares; and (ii) I have sufficient financial resources so as not to require any liquidity in the investment in the Shares and, furthermore, am an "Sophisticated Investor" as that term is defined in Regulation D promulgated under the Act.  I further understand that there is no trading market for the shares, nor can any assurance be given that any trading market for the shares will ever develop.

I further acknowledge that I have made an adequate investigation of the affairs of the Company to make a reasoned judgment as to the value of the shares, such investigation consisted of the undersigned having had the opportunity to ask questions of and receive answers from executive officers of the Company and was provided with access to the Company’s documents and records in order to verify the information provided.  I further represent that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment, and the Company had grounds to reasonably believe immediately prior to making the sale to me that I come within this description as described above.

I was advised by you prior to and at the time of my investment,  that I would be required to act independently with regard to the disposition of shares owned by me and I herewith agree to act independently and to continue to abide by such agreement throughout my period of ownership.

Signature:_______________________________

Name of Investor:

Date: March 13, 2012

2